                                                                    Exhibit 10.1


                             BANK MUTUAL CORPORATION
                       (a Wisconsin Business Corporation)
                             Up to 31,050,000 Shares
                  (Subject to Increase Up to 35,707,500 Shares)

                          COMMON STOCK ($.01 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT

                                  July 31, 2003

Ryan Beck & Co.
220 South Orange Avenue
Livingston, NJ  07039-5817

Ladies and Gentlemen:

     Bank Mutual Corporation, a federal-chartered stock corporation (the "Mid-Tier Holding Company"), Bank Mutual Corporation, a newly formed, Wisconsin business corporation organized in stock form to be the successor to the Mid-Tier Holding Company (the "Holding Company"), Bank Mutual Bancorp, MHC, a federal-chartered mutual holding company that owns approximately 52.3% of the common stock of the Mid-Tier Holding Company (the "MHC"), and Bank Mutual, a federal-chartered savings association (together with its subsidiaries, the "Bank") whose common stock is owned in its entirety by the Mid-Tier Holding Company (collectively, the "Bank Mutual Parties") hereby confirm, jointly and severally, their agreement with Ryan Beck & Co., Inc. (the "Agent"), as follows:

     Section 1. The Offering. The MHC, in accordance with the Plan of Restructuring for the Conversion and Reorganization of Bank Mutual Bancorp, MHC adopted on April 21, 2003 (the "Plan"), intends to convert from a federal-chartered mutual holding company and, in connection therewith, has formed the Holding Company, a newly formed, Wisconsin business corporation organized in stock form that will offer stock on a priority basis to (i) Eligible Account Holders, (ii) Employee Plans, (iii) Supplemental Eligible Account Holders, and (iv) Other Members (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan). Pursuant to the Plan, the Holding Company is offering a minimum of 22,950,000 and a maximum of 31,050,000 shares of common stock, par value $.01 per share (the "Common Stock") (subject to an increase up to 35,707,500 shares), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) Syndicated Community Offering.

     Pursuant to the Plan, the Holding Company will offer and sell shares of its Common Stock (the "Shares") in the Subscription Offering, Community Offering, and/or Syndicated

Community Offering (the "Offerings") and issue shares of the Holding Company to existing public shareholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company based upon an exchange ratio (the "Exchange") so that, upon completion of the Offerings, 100% of the outstanding Common Stock of the Holding Company will be publicly held. The Holding Company will sell the Shares in the Offerings at $10.00 per share (the "Purchase Price"). If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

     Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders, (2) Employee Plans of the Holding Company or the Bank,
(3) Supplemental Eligible Account Holders, and (4) Other Members. The Holding Company may offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis to the Mid-Tier Holding Company's public shareholders who are shareholders as of the Voting Record Date, and then to the natural persons residing within the Wisconsin counties in which the Bank maintains its home office or one or more branch offices and the Minnesota county of Washington and then to the general public. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to the general public on a best efforts basis, as described in subsection 4(b) below.

     The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (File No. 333-105685) in order to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective, including the prospectus supplement relating to the Mid-Tier Holding Company's 401(k) Plan, is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

     In connection with the Conversion, the MHC and the Mid-Tier Holding Company each filed with the Office of Thrift Supervision (the "OTS") an application for conversion to a stock company (the "Conversion Application") and amendments thereto as required by the OTS. The Holding Company also has filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to become a unitary savings and loan holding company under the Home Owners' Loan Act of 1933, as amended, and the regulations promulgated thereunder (the "HOLA"). Collectively, the Conversion Application and the Holding Company Application may also be termed the "Applications."

     Section 2. Appointment of Agent. Subject to the terms and conditions of this

Agreement, the Bank Mutual Parties hereby appoint the Agent to consult with, advise and assist the Bank Mutual Parties with the solicitation of subscriptions and purchase orders for the Shares in connection with the sale of the Shares in the Offerings.

     On the basis of the representations and warranties of the Bank Mutual Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to use its best efforts to assist the Bank Mutual Parties with the solicitation of subscriptions and purchase orders for the shares and agrees to consult with and advise the Bank Mutual Parties as to the matters set forth in Section 3 of the letter agreement (the "Letter Agreement"), dated April 22, 2003 (the "Letter Agreement") between the MHC, the Mid-Tier Holding Company and Agent (a copy of which is attached hereto as Exhibit A). The Letter Agreement is incorporated herein by reference, and paragraph 3 regarding services and paragraph 12 regarding confidentiality of the Letter Agreement, and only those sections, shall be binding on the Agent and the Bank Mutual Parties and shall be considered an integral part hereof; the provisions of the Letter Agreement that the parties intended to be non-binding, as set forth in Section 14(a) of the Letter Agreement, are incorporated by reference herein as well and shall retain their non-binding status.

     It is acknowledged by the Bank Mutual Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action that is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 14 hereof, the appointment of the Agent to provide services hereunder shall terminate upon consummation of the Offerings.

     If requested by the MHC or the Mid-Tier Holding Company, Agent also may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation on a "best efforts" basis of purchase orders for the Shares (the "Assisting Brokers") under a selected dealer agreement ("Selected Dealer Agreement"), the form of which is set forth as Exhibit B to this Agreement. The Agent shall distribute the Shares among dealers in the Syndicated Community Offering in a fashion that best meets the distribution objectives of the Bank and the Plan. The Agent shall not commence the Syndicated Community Offering without the prior approval of the Bank Mutual Parties. Alternatively, if so directed by the MHC and the Mid-Tier Holding Company, the Agent shall lead manage a "stand-by" firm commitment underwriting including other underwriters designated by the MHC and the Mid-Tier Holding Company.

     Section 3. Refund of Purchase Price. In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of 22,950,000 Shares during the Offerings (including any permitted extension thereof) or such other minimum number of Shares as shall be established consistent with the Plan and the mutual-to-stock conversion regulations of the OTS (the "Conversion Regulations"), this Agreement shall terminate and any persons who have subscribed for any of the Shares shall have refunds placed in the mail to them promptly of the full amount that has been received from such person, together with interest as provided in the Prospectus.

     Section 4. Fees. In addition to the expenses specified in Section 9 hereof, as compensation for the Agent's services under this Agreement, the Agent has received or will receive the following fees from the Bank Mutual Parties:

          (a) An advisory and management fee and Voting Member proxy solicitation fee of $50,000, which has been paid or shall be paid, as the case may be, as follows: (i) $20,000 upon execution of the Letter Agreement, (ii) $15,000 upon the initial filing of the Registration Statement, and (iii) $15,000 upon the closing of the Offerings; the parties agree that the $35,000 described in (i) and (ii) corresponds to the Agent's services described in the Letter Agreement's Section 3.b., the seventh and eighth bullet points of Section 3.a., and that portion of the services described in the third bullet point of Section 3.a. which relates to the regulatory approval of the Office of Thrift Supervision. Fees for services shall be one percent (1.0%) of the dollar amount of the Common Stock sold in the Offerings, other than for shares sold pursuant to 4(b), which will be paid at Closing. No fee shall be payable for Common Stock sold in the Offerings to officers, directors, employees or immediate family of such persons ("Insiders") and qualified and non-qualified employee benefit plans of the Company or the Insiders. The term "immediate family" includes a spouse as well as siblings, parents and children who reside within the same household as an officer, director or employee.

          (b) If any of the Shares remain unsubscribed for after the Subscription Offering and Community Offering, at the request of the Holding Company, the Agent shall form a group of approved broker-dealer firms in accordance with Section 2 for purposes of the Syndicated Community Offering. The fees payable by the Holding Company pursuant to this Section 4(b) shall not exceed five and one-half percent (5.5%) of the aggregate dollar amount of the Shares sold in the Syndicated Community Offering. Of such 5.5% fee, the Agent shall receive one percent (1.0%) of the aggregate dollar amount of the shares sold pursuant to this Section 4(b) as a management fee, and the Bank Mutual Parties shall pay the remainder of the fee to the Assisting Brokers, which may include the Agent, in amounts relating to the number of Shares sold by such Assisting Brokers pursuant to this Section 4(b). All such fees payable under this Section 4(b) shall be in addition to all fees payable under Section 4(a) and shall be paid at Closing (as defined below).

     In the event that the Holding Company is required to resolicit subscribers for Shares in the Subscription Offering and Community Offering and the Agent is required to provide significant additional services or expend significant additional time in connection with such a resolicitation, the Bank Mutual Parties and the Agent shall mutually agree to the dollar amount of additional compensation due to the Agent, and the Bank Mutual Parties shall pay such amount, if any. Until any agreement called for by this paragraph is reached, the Agent shall not incur expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent that are reimbursable by the Bank pursuant to Section 9 hereof to be greater than those permitted without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld.

     To the extent the Company elects to employ broker-dealers to serve as "stand-by" underwriters then any "stand-by" fees associated therewith are to be paid separately by the Company. Sales concessions paid to such firms are covered by Section 4(b) above.

     Section 5. Closing. If the minimum number of Shares permitted to be sold in the Offerings on the basis of the most recently updated Appraisal (as defined in Section 6(g)) are subscribed for at or before the termination date of the Offerings (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefor by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date. The closing (the "Closing") shall be held at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin or at such other place as shall be agreed upon among the Bank Mutual Parties and the Agent, at 9:00 a.m., Central Time, on the business day selected by the Holding Company, which business day shall be no less than two business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Bank Mutual Parties and the Agent. At the Closing, the Bank Mutual Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing to the Agent as set forth in Section 4 and Section 9 hereof and the opinions required hereby and other documents deemed reasonably necessary by the Agent, which opinions and documents shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus; provided, however, that all out-of-pocket expenses to which the Agent is entitled under
Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

     Section 6. Representations and Warranties of the Bank Mutual Parties. The Bank Mutual Parties jointly and severally represent and warrant to the Agent that:

          (a) The MHC, the Mid-Tier Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC, the Holding Company and the Bank will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Holding Company and the Bank. This Agreement has been validly executed and delivered by the Bank Mutual Parties, and is a valid, legal and binding obligation of the Bank Mutual Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 11 or 12 hereof may be unenforceable as against public policy.

          (b) The Registration Statement was declared effective by the Commission on July 31, 2003. No stop order has been issued with respect to the Prospectus. No proceedings related to the Prospectus have been initiated or, to the knowledge of the Bank Mutual Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder; and the Registration Statement and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application (as defined in Section 11(a)) or Sales Information (as defined in Section 11(a)) authorized for use by any of the Bank Mutual Parties in connection with the Offerings, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Bank Mutual Parties by the Agent expressly regarding the Agent for use under the caption " The Conversion - Plan of Distribution; Selling Agent Compensation."

          (c) The Conversion Application has been approved by the OTS. The Conversion Application did, and shall, as of the Closing Date comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the OTS.

          (d) No order has been issued by the Commission preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the best knowledge of the Bank Mutual Parties, threatened.

          (e) The Plan has been duly adopted by the Board of the MHC. To the best knowledge of the Bank Mutual Parties, no person has, or at the Closing Date shall have, sought to obtain review of the final action of the OTS in approving the Plan or the Conversion Application or the Holding Company Application, pursuant to the HOLA or any other statute or regulation.

          (f) The Holding Company has filed the Holding Company Application with the OTS. As of the Closing Date, the OTS shall have approved of the Holding Company becoming a unitary savings and loan holding company with respect to the Bank.

          (g) RP Financial, LC, which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offerings were based (the "Appraisal"), has advised the Bank Mutual Parties in writing that it is independent with respect to each of the Bank Mutual Parties, and the Bank Mutual Parties believe RP Financial, LC to be expert in preparing appraisals of savings institutions.

          (h) Ernst & Young LLP, which certified the financial statements filed as part of the Registration Statement and the Conversion Application, has advised the Bank Mutual

Parties that it is an independent certified public accountant within the meaning of the Code of Ethics of the AICPA, and Ernst & Young is, with respect to the Holding Company, the Bank and each subsidiary of the Bank, independent certified public accountants as required by the 1933 Act, the 1933 Act Regulations and Regulation S-X of the Commission.

          (i) The consolidated financial statements and the notes thereto that are included in the Registration Statement and that are a part of the Prospectus present fairly in all material respects the financial condition and shareholders' equity of the Mid-Tier Holding Company as of the dates indicated and the results of operations, cash flows and changes in shareholders' equity for the periods specified. The consolidated financial statements comply with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and any unaudited consolidated financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

          (j) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, except as has been disclosed in the Registration Statement or the Prospectus: (i) there has not been any material adverse change in the financial condition, results of operations, capital, properties, business affairs or prospects of the Bank Mutual Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there have not been any material transactions entered into by any of the Bank Mutual Parties, other than those in the ordinary course of business; and (iii) the capitalization, liabilities, assets, properties and business of the Bank Mutual Parties conform in all material respects to the descriptions thereof contained in the Prospectus and, none of the Bank Mutual Parties has any material liabilities of any kind, contingent or otherwise.

          (k) As of the Closing Date, the Holding Company shall be a stock corporation duly organized and in active status under the laws of the State of Wisconsin, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and shall be qualified to transact business and shall be in active status or good standing in Wisconsin and in each jurisdiction in which the conduct of its business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operations, capital, properties, business affairs or prospects of the Bank Mutual Parties taken as a whole (a "Material Adverse Effect"). As of the Closing Date, the Holding Company shall have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations shall be in full force and effect, and the Holding Company shall be in compliance therewith in all material respects.

          (l) The Holding Company does not, and as of the Closing Date, shall not own any equity securities or any equity interest in any business enterprise, except as described in the Prospectus.

          (m) Bank Mutual is a duly organized and validly existing federal savings association, duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the applicable rules, regulations and practices of the OTS; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of United States of America, and the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; all of the issued and outstanding capital stock of the Bank after the Conversion shall be duly and validly issued and fully paid and nonassessable; and the Holding Company shall directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. The Bank does not own equity securities or any equity interest in any other business enterprise, except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

          (n) The MHC is duly organized and validly existing as a federal-chartered mutual holding company operating under the laws and regulations of the United States of America and under the supervision of the OTS and is in good standing under such laws.

          (o) The Mid-Tier Holding Company is duly organized and validly existing as a federal-chartered stock corporation operating under the laws and regulations of the United States of America and under the supervision of the OTS and is in good standing under such laws; the Mid-Tier Holding Company is duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by the rules, regulations and practices of the OTS; the Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the Mid-Tier Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

          (p) The deposit accounts of the Bank are insured by the FDIC up to applicable limits. Upon consummation of the Conversion, the Bank shall establish a liquidation account for the benefit of the Bank's depositors, in accordance with the Plan and the requirements of applicable Conversion Regulations.

          (q) Upon consummation of the Conversion, the Bank shall be a wholly owned subsidiary of the Holding Company.

          (r) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company shall be within the range set forth in the Prospectus under the caption "Capitalization" and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date, except for shares of Common Stock issued with respect to the initial capitalization of the Holding Company; the shares of Common Stock to be subscribed for in the Offerings have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, shall be duly and validly issued and fully paid and nonassessable (except with respect to assessability as provided in Section 180.0622(2) of the Wisconsin Business Corporation Law ("WBCL"), as it and its predecessor statutes have been judicially interpreted ("Section 180.0622(2)"); the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock shall conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares sold, good title to the Shares shall be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offerings as set forth in the Plan and the Prospectus.

          (s) The Bank Mutual Parties are not in violation of their respective certificates of incorporation or charters or their respective bylaws, or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound that would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan shall not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation, charter or bylaws of any of the Bank Mutual Parties, or conflict with or constitute a breach of, or default under, any material contract, lease or other instrument to which any of the Bank Mutual Parties has a beneficial interest, or any applicable law, rule, regulation or order; except for such conflicts, breaches or defaults that would not have a Material Adverse Effect, or (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Bank Mutual Parties, except for such violations that would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Bank Mutual Parties, except for such liens, changes or encumbrances that would not individually or in the aggregate have a Material Adverse Effect.

          (t) No default exists, and no event has occurred that with notice or lapse of time, or both, shall constitute a default on the part of any of the Bank Mutual Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Bank Mutual Parties is a party or by which any of their property is bound or affected in any respect that, in any such case, would have a Material Adverse Effect, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of any of the Bank Mutual Parties, threatened any action or proceeding wherein any of the Bank Mutual Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Bank Mutual Parties, would have a Material Adverse Effect.

          (u) The Bank Mutual Parties have good and marketable title to all assets that are material to the businesses of the Bank Mutual Parties, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or that do not have a Material Adverse Effect; and all of the leases and subleases that are material to the businesses of the Bank Mutual Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.

          (v) The Bank Mutual Parties are not in violation of any written directive from the OTS, the FDIC, or any other agency to make any change in the method of conducting their respective businesses; the Bank Mutual Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect; and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of any of the Bank Mutual Parties, threatened, that would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement by the Bank Mutual Parties, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or that would reasonably be expected to result in a Material Adverse Effect.

          (w) Prior to the Closing Date, the Bank Mutual Parties shall have received an opinion of their counsel, Quarles & Brady LLP, with respect to the federal and Wisconsin income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus, and the facts and representations upon which such opinions will be based, shall be truthful, accurate and complete, and none of the Bank Mutual Parties shall take any action inconsistent therewith.

          (x) The Mid-Tier Holding Company and the Bank have filed all required federal and state tax returns, paid all taxes that have become due and payable, except where permitted to be extended or where the failure to pay such taxes would not have a Material Adverse Effect, and no deficiency has been asserted with respect thereto by any taxing authority.

          (y) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution, delivery and performance by the Bank Mutual Parties of this Agreement, or the issuance of the Shares, except for the approval of the OTS and the Commission and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

          (z) None of the Bank Mutual Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans, deposits, certificates of deposit or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company, and (c) shares of Common Stock issued pursuant to employee benefit plans of the Mid-Tier Holding Company or the Bank, which plans have been approved by shareholders of the Mid-Tier Holding Company); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Agent and the Bank Mutual Parties in connection with the Offerings or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.

          (aa) The Bank Mutual Parties have not made any payment of funds of the Bank Mutual Parties as a loan to any person for the purchase of Shares or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (bb) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (cc) The Bank Mutual Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

          (dd) The records of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

          (ee) The Bank Mutual Parties comply with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local environmental laws and regulations, except to the extent that any non-compliance would not have a Material Adverse Effect; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Bank Mutual Parties, threatened against the Bank Mutual Parties relating to environmental protection, nor do the Bank Mutual Parties have any reason to believe any such proceedings may be brought against any of them; and, to the knowledge of the Bank Mutual Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Bank Mutual Parties or in which the Bank has a security interest, except to the extent such disposal, release or discharge would not have a Material Adverse Effect.

          (ff) All of the loans represented as assets in the recent developments or financial information of the Bank Mutual Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

          (gg) None of the Bank Mutual Parties are required to be registered as an investment company under the Investment Company Act of 1940.

          (hh) Any certificates signed by an officer of any of the Bank Mutual Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Bank Mutual Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

          (ii) The Bank Mutual Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Quarles & Brady LLP.

          (jj) All reports filed by the Mid-Tier Holding Company with the Commission under the 1934 Act through the date hereof and those reports that shall be filed by the Mid-Tier Holding Company through the Closing Date, as of their respective dates of filing, have complied or shall comply, as the case be, in all material respects with the requirements of the 1934 Act, as amended and the rules and regulations of the Commission thereunder, and did not or shall not contain, as the case may be, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Mid-Tier Holding Company has filed all reports it has been required to file under the 1934 Act on a timely basis.

     Section 7. Representations and Warranties of the Agent. Agent represents and warrants to the Bank Mutual Parties that:

          (a) Agent is a corporation and is validly existing and in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Bank Mutual Parties hereunder and to perform its obligations hereunder.

          (b) The execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action on the part of Agent, and each of this Agreement is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offerings are consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services. The Agent is a registered selling agent in all U.S. jurisdictions, and will remain registered in such jurisdictions in which the Bank Mutual Parties are relying on such registration for the sale of the Shares, until the Conversion and the Offerings are consummated or terminated.

          (d) No action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent, threatened against Agent that, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

          (e) Agent is registered as a broker/dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"). The Agent is in good standing with the SEC and the NASD.

          (f) Any funds received in the Offerings by the Agent shall be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

          (g) The execution and delivery of this Agreement by the Agent, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or bylaws of the Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

          (h) There is not now pending or, to the Agent's knowledge, threatened against the Agent any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Agent's activities as a broker-dealer.

          (i) The NASD, upon review of the terms of this Agreement, shall not have objected to the Agent's performance of its obligations hereunder or the terms herein set forth.

     Section 8. Covenants of the Bank Mutual Parties. The Bank Mutual Parties hereby jointly and severally covenant with the Agent as follows:

          (a) The Holding Company shall not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement. The Holding Company shall furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company's responses thereto.

          (b) The Bank Mutual Parties shall not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Agent and its counsel an opportunity to review and comment on such amendment or supplement. The Bank Mutual Parties shall furnish promptly to the Agent and its counsel copies of all correspondence from the OTS with respect to the Application and the Bank Mutual Parties' responses thereto.

          (c) The Bank Mutual Parties shall use their best efforts to cause the OTS to approve the Plan, the Conversion and the Holding Company's acquisition of the Bank, shall use their best efforts to cause the Registration Statement to be declared effective and any post-effective amendment to the Registration Statement to be declared effective by the Commission, and shall use their best efforts to cause the Conversion Application to be approved by the OTS and any post-effective amendment to the Conversion Application to be approved by the OTS, and shall promptly upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective, (ii) when the Conversion Application as amended, has received the approval of the OTS, (iii) when the Holding Company Application, as amended, has been approved by the OTS, (iv) of the receipt of any comments from the OTS or the Commission or any other governmental entity with respect to the Registration Statement, the Conversion Application, the Conversion or the transactions contemplated by this Agreement, (v) of any request by the Commission, the OTS, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information, (vi) of the issuance by the Commission or the OTS, or any other governmental agency of any order or other action suspending the Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Bank Mutual Parties under the Conversion Regulations or other applicable law, or the threat of any such action, (vii) of the issuance by the Commission or the OTS, or any other state authority of any stop order suspending the effectiveness of the Registration Statement, or, in the case of the OTS, suspending the Conversion or of the initiation or threat of initiation or threat of any proceedings for that purpose, or (viii) of the occurrence of any event mentioned in subsection (f) below. The Bank Mutual Parties shall make every reasonable effort to prevent the issuance by the Commission, the OTS, or any other state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

          (d) The Bank Mutual Parties have delivered to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Bank Mutual Parties shall deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Bank Mutual Parties also shall deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

          (e) The Bank Mutual Parties shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission promulgated under such Acts, and the Conversion Regulations, to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Bank Mutual Parties shall comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

          (f) During any period when the Prospectus is required to be delivered, each of the Bank Mutual Parties shall inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Bank Mutual Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Bank Mutual Parties shall, at their expense, prepare, file with the Commission and the OTS, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (after a reasonable time for review by counsel for the Agent) that shall amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Bank Mutual Parties shall furnish such information with respect to itself as the Agent may from time to time reasonably request.

          (g) Pursuant to the terms of the Plan, the Holding Company shall endeavor in good faith, in cooperation with the Agent, to the extent required by law, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offerings will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company shall make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification for a period of not less than one year from the effective date of the Registration Statement.

          (h) The Holding Company shall not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, any shares of Common Stock or securities into or exercisable for shares of Common Stock, without the Agent's prior written consent other than in connection with any plan (including an employee benefit plan) or arrangement described in the Prospectus and in existence as of the date of the Prospectus.

          (i) For a period of three years from the date of this Agreement, the Holding Company shall furnish to the Agent, as soon as practical after such information is available (i) a copy of each report of the Holding Company mailed to holders of Common Stock, (ii) each press release and material news item and article released by the Holding Company, and (iii) from time-to-time, such other publicly available information concerning the Bank Mutual Parties as the Agent may reasonably request.

          (j) The Bank Mutual Parties shall use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "How We Intend to Use the Proceeds from the Offering."

          (k) The Holding Company and the Bank shall distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

          (l) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(b) or 12(g) of the 1934 Act, and shall request that such registration statement shall be effective no later than the completion of the Conversion.

          (m) For so long as the Shares are registered under the 1934 Act, the Holding Company shall furnish to its shareholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its shareholders under the 1934 Act.

          (n) The Holding Company shall report, to the extent required, the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

          (o) The Bank Mutual Parties shall maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares on an interest bearing basis as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank Mutual Parties shall maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank Mutual Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

          (p) The Holding Company shall register as a unitary savings and loan holding company under HOLA.

          (q) The Bank Mutual Parties shall take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

          (r) The Bank Mutual Parties shall conduct their businesses in compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC and the OTS.

          (s) The Bank Mutual Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the HOLA, the Commission, the 1933 Act, the Conversion Regulations, the 1934 Act and the regulations promulgated by the Commission pursuant to the 1934 Act to be complied with subsequent to the Closing Date. The Holding Company shall comply with all provisions of all undertakings contained in the Registration Statement.

          (t) The Bank Mutual Parties shall not amend the Plan without notifying the Agent prior thereto.

          (u) The Holding Company shall provide the Agent with any information necessary to allow the Agent to manage the allocation process in order to permit the Holding Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

          (v) The Holding Company shall not deliver the Shares until the Bank Mutual Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by the Agent.

          (w) Immediately upon completion of the sale by the Holding Company of the Shares contemplated by the Plan and the Prospectus and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iii) the Conversion shall have been effected in accordance with the Plan and all applicable laws, including statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Bank Mutual Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

          (x) Prior to the Closing Date, the Plan shall have been approved by the voting members of the MHC and the shareholders of the Mid-Tier Holding Company in accordance with the Plan and the Conversion Regulations and the applicable provisions, if any, of the MHC's charter and bylaws.

          (y) On or before the Closing Date, the Bank Mutual Parties shall have used their best efforts to obtain approval for quotation of shares of the Common Stock on the NASDAQ National Market System by the Closing Date and shall use its best efforts to maintain such quotation and shall have completed all conditions precedent to the Conversion specified in the Plan, including completion of the Exchange Offer, and the offer and sale of the Shares shall have been conducted in all material respects in accordance with the Plan, the Conversion Regulations and with all other applicable laws, including statutes, regulations, decisions and orders, as well as all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Bank Mutual Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

          (z) The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

          (aa) The officers and directors of the Bank Mutual Parties shall not
(i) exercise any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company from the date hereof until after the Closing Date or (ii) sell or transfer for value any shares of Common Stock commencing on the date hereof and continuing for a period of 90 days following the Closing Date (the "Restricted Period"); provided, however, that any permissible transfer of shares made during the Restricted Period to a family member of an officer or director shall convey subject to the transferee agreeing to honor the transfer restriction in clause (ii). Except as required by law, the Bank Mutual Parties shall not honor the exercise of any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company by any such officer or director during the period described in (i) above, nor shall the Company otherwise assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.

     Section 9. Payment of Expenses. Whether or not the Conversion is completed or the sale and exchange of the Shares by the Holding Company is consummated, the Bank Mutual Parties shall pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Application and Registration Statement; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offerings and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company or the Bank under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD related to the Agent's fairness filing under NASD Rule 2710 and the application of the Holding Company to list its shares; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to auditing and accounting services;
(g) expenses relating to advertising, temporary personnel, investor meetings and stock information center; (h) transfer agent fees and costs of preparation and distribution of stock certificates; (i) Nasdaq listing fees, and (j) other fees and expenses that are customary for an issuer of securities in a transaction of the type contemplated hereby to pay. The Bank Mutual Parties also agree to reimburse Agent for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Agent in connection with the services hereunder. Agent shall not seek reimbursement from the Bank Mutual Parties for legal fees (including counsel's out-of-pocket expenses) in excess of $65,000 without the approval of the Mid-Tier Holding Company. The Agent shall not seek reimbursement from the Bank Mutual Parties for other out-of-pocket expenses in excess of $40,000 without prior approval of the Mid-Tier Holding Company. In the event that the Agent incurs any expenses on behalf of the Bank Mutual Parties, the Bank Mutual Parties shall pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements shall not be included in the expense limitations set forth in the following paragraph. The Agent shall not seek reimbursement from the Bank Mutual Parties for any single expense of more than $2,000 pursuant to this paragraph without the prior approval of the Mid-Tier Holding Company, MHC or the Bank. The Bank Mutual Parties acknowledge, however, that such limitations may be increased by the mutual consent of the Mid-Tier Holding Company and Agent in the event of a delay in the Offerings that would require (i) an update of the financial information in tabular form contained in the Prospectus for a period later than March 31, 2003, or (ii) the Agent to utilize a Syndicated Community Offering. The Bank Mutual Parties acknowledge that in the event the Mid-Tier Holding Company elects to employ broker-dealers to serve as "stand-by" underwriters, there may be additional expenses with respect to preparation of the documents necessary for a firm commitment underwriting. Not later than two days prior to the Closing Date, the Agent shall provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the

Closing.

     Section 10. Conditions to the Agent's Obligations. The obligations of the Agent hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Bank Mutual Parties herein contained are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct, the condition that the Bank Mutual Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

          (a) The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the OTS and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Bank Mutual Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Bank Mutual Parties, threatened by the OTS, the Commission, or any other governmental body.

          (b)  At the Closing Date, the Agent shall have received:

               (1) The opinion, dated as of the Closing Date, of Quarles & Brady LLP in form and substance satisfactory to the Agent and counsel for the Agent to the effect that:

                    (i) The Holding Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification.

                    (ii) The Bank is a validly existing capital stock federal savings association in good standing under the laws of the United States of America, and upon consummation of the Conversion, the Bank shall continue to be a validly existing capital stock federal savings association, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder; the activities of the Bank as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the OTS; the issuance and sale of the capital stock of the Bank to the Holding Company in the Conversion has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. Similarly, any subsidiaries of the Bank are validly existing corporations in good standing in the jurisdiction of incorporation and authorized under state and applicable federal law to conduct their respective businesses as described in the Prospectus.

                    (iii) The activities of the Mid-Tier Holding Company, the MHC and the Bank, as described in the Prospectus, are permitted under applicable federal law. Each of the MHC, the Mid-Tier Holding Company and the Bank has obtained all licenses, permits, and other governmental authorizations that are required to conduct a banking business as described in the Prospectus, except where the failure to obtain them would not have a Material Adverse Effect, and all such licenses, permits and other governmental authorizations are in full force and effect, and to such counsel's knowledge the Mid-Tier Holding Company and the Bank comply therewith in all material respects.

                    (iv) The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and to such counsel's knowledge, no proceedings for the termination or revocation of the federal deposit insurance of the Bank are pending or threatened.

                    (v) Upon consummation of the Conversion, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company to facilitate the Conversion); (b) the shares to be subscribed for in the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable (except with respect to assessability as provided in Section 180.0622(2)); and (c) the issuance of the Shares is not subject to preemptive rights under the charter, certificate of incorporation or bylaws of the Holding Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to such counsel, except for the subscription rights under the Plan.

                    (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Bank Mutual Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Bank Mutual Parties, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors' rights generally, the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

                    (vii) The Plan has been duly adopted by the Board of Directors of the MHC in the manner required by the Conversion Regulations and the MHC's charter and bylaws.

                    (viii) The Conversion Application and the Holding Company
               Application have been approved by the OTS, and subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or "blue sky" laws of various jurisdictions as to which no opinion need be rendered.

                    (ix) The Registration Statement has become effective under the 1933 Act and to such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued, or proceedings for that purpose have been instituted or threatened by the Commission.

                    (x) The terms and provisions of the shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the forms of certificates proposed to be used to evidence the shares of Common Stock are in due and proper form.

                    (xi) At the time the Conversion Application was approved, the Conversion Application (as amended or supplemented), complied as to form in all material respects with the requirements of the Conversion Regulations and all applicable laws, rules and regulations and decisions and orders of the OTS, except as modified or waived in writing by the OTS (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion). To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Applications.

                    (xii) At the time that the Registration Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

                    (xiii) To such counsel's knowledge, there are no legal or
               governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares.

                    (xiv) The information in the Prospectus under the captions "The Conversion," "Certain Restrictions on Purchase or Transfer of Our Shares after Conversion," "Restrictions on Acquisition of Bank Mutual Corporation," and "Description of Our Capital Stock," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                    (xv) None of the Bank Mutual Parties are required to be registered as an investment company under the Investment Company Act of 1940.

                    (xvi) The execution and delivery of and performance under this Agreement by the Bank Mutual Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and (subject to receipt of all necessary governmental approvals and approval of the Plan by the voting members of the MHC and the shareholders of the Mid-Tier Holding Company) contemplated in the Plan will not result in (i) any violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of any of the Bank Mutual Parties, (ii) any violation of any applicable law, act, regulation, or to such counsel's knowledge, order or court order, writ, injunction or decree, and (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement or otherwise known by such counsel that should have otherwise been filed as an exhibit to the Registration Statement, which violation would have a Material Adverse Effect.

     The opinion may be limited to matters governed by the laws of the United States of America and the laws of the State of Wisconsin. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United

States of America or the State of Wisconsin, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Bank Mutual Parties, agents thereof and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by counsel to the Bank Mutual Parties. In rendering such opinion, all statements contained therein "to our knowledge" or "to our attention" or "known to us" means the actual knowledge, following reasonable investigation, of the attorneys who have worked on the transactions contemplated herein and, in the case of the opinion rendered in Section 10(b)(1)(xiii), including a docket search in Milwaukee County, Wisconsin. The opinion of such counsel for the Bank Mutual Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon. Counsel may expressly exclude any opinions as to choice of law, securities disclosures and anti-trust matters, and may add other qualifications and explanations on the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association The Agent's counsel may rely for purposes of its own opinion to the Agent being provided hereunder on the opinion(s) of Quarles & Brady LLP, whose opinion(s) shall expressly authorize such reliance.

               (2) Quarles & Brady LLP shall also deliver a letter to the Agent that shall state that during the preparation of the Registration Statement and the Prospectus, Quarles & Brady LLP participated in conferences with certain officers of and other representatives of the Bank Mutual Parties, counsel to the Agent, representatives of the independent public accountants for the Bank Mutual Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Quarles & Brady LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Quarles & Brady LLP that caused Quarles & Brady LLP to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus, the appraisal valuation or the business plan).

               (3) The favorable opinion, dated as of the Closing Date, of Schiff Hardin & Waite, counsel for the Agent, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Bank Mutual Parties delivered pursuant hereto or as such counsel may reasonably request.

               (4) A Blue Sky Memorandum from Quarles & Brady LLP relating to the Offerings, including Agent's participation therein, shall be furnished to Agent with a copy thereof addressed to Agent or upon which Quarles & Brady LLP shall state Agent may rely. The Blue Sky Memorandum shall relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the common stock under applicable state securities law.

          (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Ernst & Young LLP, dated the date hereof and addressed to the Agent, such letter (i) confirming that Ernst & Young LLP is a firm of independent public accountants within the meaning of the 1933 Act, the regulations promulgated thereunder and Regulation S-X, and stating in effect that in Ernst & Young LLP's opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related rules and regulations of the Commission thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a review (in accordance with Statement of Auditing Standards No. 71) of the latest available unaudited consolidated interim financial statements of the Mid-Tier Holding Company prepared by the Bank Mutual Parties, a reading of the minutes of the meetings of the Board of Directors, Executive Committee and shareholders and Audit Committee of the Mid-Tier Holding Company and the Bank (including those of First Northern Savings
Bank) and consultations with officers of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention that caused them to believe that: (A) such unaudited consolidated financial statements including any "Recent Developments" section in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or non-performing loans, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders' equity or there was any change in common stock outstanding (other than for stock option plans) at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus or there was any decrease in net income, non-interest income, provision for loan losses or net income after provision or increase in non-interest expense of the Bank for the period commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended not more than five business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Bank Mutual Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

          (d) At the Closing Date, the Agent shall receive a letter from Ernst & Young LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this
Section 10, the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

          (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may reasonably require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

          (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Bank Mutual Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Bank Mutual Parties have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this
Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the conversion or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Conversion, and (viii) that the officers and directors of the Bank Mutual Parties have agreed to abide by the restrictions on the exercise of options and sale of Common Stock set forth in
Section 8(aa).

          (g) At the Closing Date, the Agent shall receive a letter from RP Financial, LC, dated as of the Closing Date, (i) confirming that said firm is independent of the Bank Mutual Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Bank Mutual Parties, as converted, expressed in the appraisal as most recently updated, remains in effect.

          (h) None of the Bank Mutual Parties shall have sustained, since the date of the latest consolidated financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          (i) Prior to and at the Closing Date, in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings, business affairs or prospects of any of the Bank Mutual Parties independently, or the Bank Mutual Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein.

          (j) At or prior to the Closing Date, the Agent shall receive (i) a copy of the Conversion Application and a copy of the letter from the OTS approving the Conversion Application, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the articles of incorporation of the Holding Company, (iv) a copy of the letter from the OTS approving the Holding Company Application, (v) a certificate from the FDIC evidencing the Bank's insurance of accounts, and (vi) any other documents that Agent shall reasonably request.

          (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts or limitations (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than two (2); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; or (iii) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof (or other calamity or crisis, including, without limitation, terrorist activities after the date hereof), the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

          (l) All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent.

     Section 11. Indemnification.

          (a) The Bank Mutual Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, judgment, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel and Agent's time spent according to normal hourly rates) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, or other instrument or document of the Bank Mutual Parties or based upon written information (if any) supplied by any of the Bank Mutual Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Bank Mutual Parties with its consent or based upon information furnished by or on behalf of any of the Bank Mutual Parties, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offerings or the engagement described herein; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders, Other Members or stockholders of the Mid-Tier Holding Company or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, judgments, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Bank Mutual Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption "The Conversion -- Plan of Distribution; Selling Agent Compensation" except for information derived from the Prospectus.

          (b) The Agent agrees to indemnify and hold harmless the Bank Mutual Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Bank Mutual Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, judgment, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Bank Mutual Parties and any such persons upon written demand for any reasonable expenses (including out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, judgments, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Bank Mutual Parties by the Agent or its representatives (including counsel) expressly for use under the caption "The Conversion - Plan of Distribution; Selling Agent Compensation."

          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11,
Section 12 or otherwise, unless the failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party, shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent.

          (d) The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Bank Mutual Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Bank Mutual Parties or any officers, directors, controlling persons, agents, attorneys , servants or employees of any of the Bank Mutual Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

          (e) Notwithstanding any other provisions hereof: (i) Sections 11 and 12 hereof are subject to and limited by Section 23A of the Federal Reserve Act, as applicable, and (ii) no party shall be liable under the foregoing indemnification provisions to another party to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from the bad faith, willful misconduct or negligence of the party seeking indemnification.

     Section 12. Contribution.

          (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is for any reason found in a final judgment by a court to be unavailable from the Bank Mutual Parties or the Agent, the Bank Mutual Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Bank Mutual Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) ("Agent's Fees"), less any portion of Agent's Fees paid by Agent to Assisting Brokers, bear to the total proceeds received by the Bank Mutual Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent's fees and (ii) the Bank Mutual Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Bank Mutual Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Bank Mutual Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Bank Mutual Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Agent's fees, net of all expenses of the Offering, received by the Bank Mutual Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank Mutual Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank Mutual Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount that in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Bank Mutual Parties and the Agent under this Section 12 and under Section 11 shall be in addition to any duties, obligations and liabilities that the Bank Mutual Parties and the Agent may otherwise have. For purposes of this Section 12, each of the Agent's and the Bank Mutual Parties' officers, directors and, controlling persons within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Bank Mutual Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

     Section 13. Survival.

          (a) All representations, warranties and indemnities and other statements contained in this Agreement or contained in certificates of officers of the Bank Mutual Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Bank Mutual Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Bank Mutual Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

          (b) The provisions of Paragraph 10 of the Letter Agreement, "Availability of 'Stars' Program," shall survive the issuance of the Shares (but not any termination or cancellation of this Agreement) for a period of one (1) year following the issuance, and any legal representative, successor or assign of the Agent, and any of the Bank Mutual Parties shall be entitled during such period to the benefit of the agreements contained therein.

     Section 14. Termination. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) In the event (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to March 31, 2004 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; or (iii) immediately prior to commencement of the Offerings, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the existence of market conditions that might render the sale of the Shares inadvisable, this Agreement shall terminate and the Bank Mutual Parties shall refund to each person who has subscribed for or ordered any of the Shares the full amount that it may have received from such person, together with interest in accordance with Section 3 hereof and any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.

          (b) If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by March 31, 2004, or waived in writing by the Agent, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.

          (c) If Agent elects to terminate this Agreement as provided in this Section, the Bank Mutual Parties shall be notified by the Agent as provided in
Section 15 hereof.

          (d) If this Agreement is terminated in accordance with the provisions of this Agreement, the Agent shall retain the fee paid to it pursuant to parts (i) and (ii) of Section 4(a) and the Bank Mutual Parties shall reimburse the Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Section 9, including without limitation, communication, legal and travel expenses.

     Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, receipt electronically confirmed. Notices to Agent shall be directed to Ryan Beck & Co., 220 South Orange Avenue, Livingston, New Jersey, Attention: Ms. Robin P. Suskind, Managing Director (with a copy to Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, Attention: Christopher J. Zinski, Esq.); notices to the Bank Mutual Parties shall be directed to Bank Mutual Corporation, 4949 West Brown Deer Road, Milwaukee, Wisconsin 53224-9534, Attention: Mr. Michael T. Crowley, Jr., Chairman and Chief Executive

Officer (with a copy to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: James D. Friedman, Esq.)

     Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Bank Mutual Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

     Section 17. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     Section 18. Construction and Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of Wisconsin. Each of the Bank Mutual Parties and the Agent waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                        Very truly yours,

                                        BANK MUTUAL BANCORP, MHC


                                        By:    /s/  Michael T. Crowley, Jr.
                                           -------------------------------------
                                           Michael T. Crowley, Jr.
                                           President and Chief Executive
                                           Officer

                                        BANK MUTUAL CORPORATION (a federal
                                        Corporation)


                                        By:    /s/  Michael T. Crowley, Jr.
                                           -------------------------------------
                                           Michael T. Crowley, Jr.
                                           Chairman and Chief Executive
                                           Officer

                                        BANK MUTUAL CORPORATION (a Wisconsin
                                        Corporation)


                                        By:    /s/  Michael T. Crowley, Jr.
                                           -------------------------------------
                                           Michael T. Crowley, Jr.
                                           Chairman and Chief Executive
                                           Officer

                                        BANK MUTUAL


                                        By:    /s/  Michael T. Crowley, Jr.
                                           -------------------------------------
                                           Michael T. Crowley, Jr.
                                           President and Chief Executive
                                           Officer

The foregoing Agency Agreement is
hereby confirmed and accepted as of
the date first set forth above.

RYAN BECK & CO.


By:      /s/  Robin P. Suskind
   -----------------------------------
   Robin P. Suskind
   Managing Director

                                    EXHIBIT A

                                LETTER AGREEMENT

                          [Ryan Beck & Co. letterhead]

                                  CONFIDENTIAL
                                  ------------

April 9, 2003

     Section 19.  Mr. Michael T. Crowley, Jr.

Chairman & Chief Executive Officer
Bank Mutual Corporation
4949 West Brown Deer Road
Milwaukee, WI  53224-9534

     Section 20.  Mr. Michael T. Crowley, Jr.

President & Chief Executive Officer
Bank Mutual Bancorp, MHC
4949 West Brown Deer Road
Milwaukee, WI  53224-9534

     Re:  "Second Step" Conversion - Selling Agent Services, Proxy
           -------------------------------------------------------
             Solicitation & Administrative Services
             --------------------------------------

Dear Mike:

Ryan Beck & Co., Inc. ("Ryan Beck") is pleased to submit this engagement letter setting forth the terms of the proposed engagement between Ryan Beck and Bank Mutual Corporation (the "Company") and Bank Mutual Bancorp, MHC (the "MHC") in connection with the proposed conversion and sale of the Common Stock of the Company held by Bank Mutual Bancorp, MHC.

1.   BACKGROUND ON RYAN BECK

Ryan Beck & Co, Inc., was organized in 1946 and is one of the nation's leading investment bankers for financial institutions. The firm is a registered broker-dealer with the Securities and Exchange Commission, a member of the National Association of Securities Dealers, Inc. ("NASD"), Securities Industry Association and a member of the Securities Investor Protection Corporation. Ryan Beck's Financial Institutions Group, including corporate finance and research, represents one of the largest such groups devoted solely to financial institutions matters in the country. Moreover, Ryan Beck is one of the largest market makers in bank and thrift stocks.

2.   SECOND STEP STOCK OFFERING

It is our understanding that the Company, or a successor corporation, proposes to issue shares of common stock of the Company held by the MHC in a subscription offering with any remaining shares sold in a community offering (collectively the "Offering"). Shares sold in the Offering shall represent those shares representing the final independent appraisal times the adjusted majority ownership of the MHC. In connection therewith, the Company's and the MHC's Boards of Directors will adopt a Plan of Restructuring (the "Plan") whereby shares of Common Stock will be offered for sale in the Offering. Ryan Beck proposes to act as financial advisor to the Company with respect to the Plan and selling agent with respect to the Offering. Specific terms of services shall be set forth in a definitive agency agreement (the "Definitive Agreement") among Ryan Beck, the Company and the MHC to be executed on the date the offering document is declared effective by the appropriate regulatory authorities. The Definitive Agreement will include customary representations and warranties, covenants, conditions, termination provisions and indemnification, contribution and limitation of liability provisions, all to be mutually agreed upon by Ryan Beck, the Company (and its successors), and the MHC. Ryan Beck's willingness to execute a Definitive Agreement and conduct the Offering will be subject to its satisfaction, in its sole discretion and judgment, with a number of other factors, including but not limited to the following:

     i. there being no material adverse change in the condition or operation of the Company;
     ii. satisfactory disclosure of all relevant financial information in the disclosure documents and determination that the sale of the securities is reasonable given such disclosures;
     iii. the current financial position, earnings performance and future prospects of the Company;
     iv. receipt of a "comfort letter" from the Company's accountants containing no material exceptions; and
     v. the condition of the credit and equity markets and particularly as they relate to securities of financial institutions.

3.   SERVICES TO BE PROVIDED BY RYAN BECK

a. Advisory Services - Thorough planning is essential to a successful offering. Ryan Beck serves as lead coordinator of the marketing and logistic efforts necessary to prepare for an offering. Our actions are intended to clearly define responsibilities and timetables, while avoiding costly surprises. We assume responsibility for the initial preparation of marketing materials--saving you time and legal expense. Moreover, as your investment banker, Ryan Beck will evaluate the financial, marketing and regulatory issues involved in the Offering. Our specific responsibilities include:

     .  Review and advice with respect to the Plan;
     . Review and provide input with respect to the Business Plan to be prepared in connection with the Offering;
     . Participate in drafting the Prospectus and assist in obtaining all requisite regulatory approvals on terms most favorable to the Company;
     . Review and opine to the Board of Directors on the adequacy of the appraisal process;
     . Develop a marketing plan for the Offering including direct mail, advertising, community meetings and telephone solicitation;
     . Provide specifications and assistance in selecting data processing assistance, printer and other professionals;
     .  Develop an operating plan for the Stock Sale Center (the "Center");
     .  Provide a list of equipment and supplies needed for the Center;

     . Draft marketing materials including letters, brochures, road show presentation and advertisements; and
     .  Assist in arranging market-makers for post-Offering trading.

b. Administrative Services and Stock Sale Center Management - Ryan Beck will manage all aspects of the Offering. A successful Offering requires an enormous amount of attention to detail. Working knowledge and familiarity with the law and "lore" of bank regulators, Securities and Exchange Commission and National Association of Securities Dealers is essential. Ryan Beck's experience in managing many thrift reorganizations and second step conversion offerings will minimize the burden on your management and disruption to normal banking business. At the same time, our legal, accounting and regulatory background ensures that details are attended to in a professional fashion. An Offering requires accurate and timely record keeping and reporting. Furthermore, customer inquiries must be handled professionally and accurately. The Center centralizes all data and work effort relating to the Offering.

     Ryan Beck will supervise and administer the Center. We will train Center staff to help record stock orders, answer customer inquiries and handle special situations as they arise. Center activities include the following:

     . Provide experienced on-site registered representatives to minimize disruption of day-to-day business;
     . Identify and organize space for the Center, the focal point of sales and proxy solicitation activity;
     . Administer the Center. All substantive stock and proxy related matters will be handled by employees of Ryan Beck;
     . Organize and implement all depositor related proxy solicitation efforts; . Prepare procedures for processing proxies, stock orders and cash, and for handling requests for information;
     . Ryan Beck will outsource all reorganization agent/data processing/transfer agent function to a provider approved by the Company;
     . Provide scripts, training and guidance for the telephone team in soliciting proxies and in the stock sales telemarketing effort;
     . Educate the Company's directors, officers and employees about the Offering , their roles and relevant securities laws;
     . Train branch managers and customer-contact employees on the proper response to stock purchase inquiries;
     . Train and supervise Center staff assisting with proxy and order processing;
     . Prepare daily sales reports for management and ensure funds received balance to such reports;
     . Coordinate functions with the data processing agent, printer, transfer agent, stock certificate printer and other professionals;
     . Design and implement procedures for handling IRA and other retirement plan orders; and
     . Provide post-offering subscriber assistance and management of the pro-ration process.

c. Securities Marketing Services - Ryan Beck uses various sales techniques including direct mail, advertising, community investor meetings, telephone solicitation, and if necessary, selling group formation. The sales approach is tailored to fit your specific situation. Our techniques are designed to attract a stockholder base comprised largely of community-oriented individuals loyal to the Company.

     Our specific actions include:

     . Assign licensed registered representatives from our staff to work at the Center to solicit orders on behalf of the Company from eligible prospects who have been targeted as likely and desirable stockholders;
     . Assist management in developing a list of potential investors who are viewed as priority prospects;
     . Respond to inquiries concerning the Offering and investment opportunities;
     . Organize, coordinate and participate in community informational meetings. These meetings are intended to both relieve customer anxiety and attract potential investors. The meetings generate widespread publicity for the Offering while providing local exposure of the Company and promoting favorable stockholder relations;
     . Supervise and conduct a telemarketing campaign to identify prospects from among the Company's customer base;
     . Continually advise management on market conditions and the community's responsiveness to the Offering;
     . If appropriate and at the request of the Company, arrange a syndicated community Offering involving a selling group of selected broker-dealers acting on a "best efforts" basis to assist in selling stock during the Offering. In so doing, prepare broker "fact sheets" and arrange "road shows" for the purpose of stimulating interest in the stock and informing the brokerage community of the particulars of the Offering. Alternatively, if so directed by the Company and the MHC, Ryan Beck will lead manage a "stand-by" firm commitment underwriting including other underwriters designated by the Company and the MHC;
     . Coordinate efforts to maximize after-market support and Company sponsorship.

4.   COMPENSATION

a. For its services hereunder, the Company will pay to Ryan Beck the following compensation in connection with the Reorganization and Offering.

     (1) An advisory and management fee of $50,000 in connection with the advisory, administrative and proxy solicitation services set forth in section 3.a. and 3.b. hereof (the "Management Fee"); the Management Fee shall be payable as follows: $20,000 upon signing this Agreement; $15,000 upon the initial filing of the Registration Statement and $15,000 upon closing of the Offering.

     (2) A fee of one percent (1.00%) of the dollar amount of the Common Stock sold in the Offering. No fee shall be payable pursuant to this subsection in connection with the sale of stock to officers, directors, employees or immediate family of such persons ("Insiders") and qualified and non-qualified employee benefit plans of the Company or the Insiders.

     (3) For stock sold by a group of NASD member firms (which will include Ryan Beck & Co.) pursuant to a syndicated community offering solely managed by Ryan Beck (the "Selling Group"), a fee equal to one percent (1.00%), which fee along with the fee payable directly by the Company to selected dealers shall not exceed five and one-half percent (5.50%) in the aggregate. In consultation with Ryan Beck, the Company shall be authorized to determine which NASD member firms participate in the syndicated community offering and the extent of their participation. Ryan Beck will not commence sales of the stock through members of the Selling Group without the specific prior approval of the Company. The Company, the MHC and Ryan Beck agree to negotiate the fee prior to the filing of necessary documents with the NASD.

        Such fees (less the amount of any advance payments, including the management fee) are to be paid to Ryan Beck at the closing of the Offering. If, pursuant to a resolicitation undertaken by the Company, Ryan Beck is required to provide significant additional services, or expend significant additional time, the parties shall mutually agree to the dollar amount of the additional compensation due.

        To the extent the Holding Company elects to employ broker-dealers to serve as "stand-by" underwriters then any "stand-by" fees associated therewith are to be paid separately by the Holding Company. Sales concessions paid to such firms are covered by paragraph 4a (3) above.

b. If (i) the Plan is abandoned or terminated by the Company; (ii) the Offering is not consummated by March 31, 2004; (iii) Ryan Beck terminates this relationship because there has been a material adverse change in the financial condition or operations of the Company since December 31, 2002; or (iv) immediately prior to commencement of the Offering, Ryan Beck terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the disclosure documents or the existence of market conditions which might render the sale of the shares by the Company hereby contemplated inadvisable; Ryan Beck shall not be entitled to the fees set forth above under subparagraph (a) of paragraph 4, above, but in addition to reimbursement of its reasonable out-of-pocket expenses as set forth in paragraph 6 below, shall be entitled to retain the Management Fee already paid.

5.   DOCUMENTS

     The Company and its counsel will complete, file with the appropriate regulatory authorities and, as appropriate, amend from time to time, the information to be contained in the Company's applications to banking and securities regulators and any related exhibits thereto. In this regard, the Company and its counsel will prepare a prospectus and any other necessary disclosure documents relating to the offering of the Common Stock in conformance with applicable rules and regulations. As the Company's financial advisor, Ryan Beck will in conjunction with counsel, conduct an examination of the relevant documents and records of the Company and will make such other reasonable investigation as deemed necessary and appropriate under the circumstances. The Company agrees to make all such documents, records and other information deemed necessary by Ryan Beck, or its counsel, available to them upon reasonable request. Ryan Beck's counsel will prepare, subject to the approval of the Company's counsel, the Definitive Agreement. Ryan Beck's counsel shall be selected by Ryan Beck, subject to the approval of the Company.

6.   EXPENSES AND REIMBURSEMENT

The Company will bear all of its expenses in connection with the Reorganization and the Offering of its Common Stock including, but not limited to, the Company's attorney fees, NASD filing fees, "blue sky" legal fees, expenses for appraisal, auditing and accounting services, advertising expenses, printing expenses, "road show" expenses, syndicate related expenses, temporary personnel expenses and the preparation of stock certificates. In the event Ryan Beck incurs such expenses on behalf of the Company, the Company shall pay or reimburse Ryan Beck for such reasonable fees and expenses regardless of whether the Offering is successfully completed. Ryan Beck will not incur any single expense of more than $2,000, pursuant to this paragraph without the prior approval of the Company.

The Company also agrees to reimburse Ryan Beck for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Ryan Beck in connection with the services contemplated hereunder. Ryan Beck will not incur legal fees (including legal out-of-pocket expenses) in excess of $65,000 without the prior approval of the Company. Other out-of-pocket expenses directly incurred by Ryan Beck will not exceed $40,000, without the approval of the Company. The parties acknowledge, however, that such caps may be increased by the mutual consent of the Company and Ryan Beck in the event of any material delay in the Offering which would require an update of the financial information in tabular form contained in the Prospectus for a period later than March 31, 2003. Not later than two days before closing, we will provide you with a detailed accounting of all reimbursable expenses to be paid at closing. The parties also acknowledge that in the event the Company elects to employ broker-dealers to serve as "stand-by" underwriters, there may be additional expenses with respect to preparation of the documents necessary for a firm commitment underwriting.

7.   MARKET MAKING

Ryan Beck agrees to use its best efforts to maintain a market and if necessary solicit other broker dealers to make a market in the Common Stock after the "Second Step Conversion". Ryan Beck further agrees to continue its independent research coverage of the Company, but makes no commitment as to nature of its opinion or the duration of such coverage. Such determinations shall be made solely by Ryan Beck's Research Department in the ordinary course of its business and the existence of this agreement shall not be a factor in such determinations.

8.   INFORMATION AND DOCUMENTS TO BE SUPPLIED

a. The Company acknowledges that all advice (written or oral) given by Ryan Beck to the Company is intended solely for the benefit and use of the Company. Other than to the extent required to be reflected in Board and committee meeting minutes, no advice (written or oral) of Ryan Beck hereunder shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to Ryan Beck be made by the Company (or such persons), without the prior written consent of Ryan Beck.

b. In connection with Ryan Beck's activities on behalf of the Company, the Company will furnish Ryan Beck with all financial and other information regarding the Company that Ryan Beck reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the "Information"). The Company will provide Ryan Beck with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants for the Company. The Company recognizes and agrees that Ryan Beck:

          i. will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information;
          ii. does not assume responsibility for the accuracy of the Information or such other information; and

          iii. will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

c. Nothing in this Agreement shall be construed to limit the ability of Ryan Beck or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationships with, entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

9.   BLUE SKY

To the extent required by applicable state law, Ryan Beck and the Company will need to obtain or confirm exemptions, qualifications or registration of the Common Stock under applicable state securities laws and NASD policies. Such work will be performed by the Company's counsel and the cost of such legal work and related filing fees will be paid by the Company. The Company will cause the counsel performing such services to prepare a Blue Sky memorandum related to the Offering including Ryan Beck's participation therein and shall furnish Ryan Beck a copy thereof addressed to Ryan Beck or upon which such counsel shall state Ryan Beck may rely.

10.  AVAILABILITY OF "STARS" PROGRAM

As an additional service to the Company, Ryan Beck will make available for a period of 1 year following the completion of the Offering, advisory services through the Ryan Beck Strategic Advisory Services ("STARS") program. The undersigned will serve as the senior relationship manager for this program. If the Company elects to avail itself of the STARS program, Ryan Beck will meet with the Company at its request. Ryan Beck also will provide opinions and recommendations, upon request, for the areas covered below:

     Valuation Analysis
     Merger and Acquisition Planning and Analysis
     Merger and Acquisition Trends
     Planning, Forecasting & Competitive Strategy
     Capital, Asset & Liability Structure & Management
     Stock Repurchase Programs
     Dividend Policy
     Dividend Reinvestment Programs
     Market Development and Sponsorship of Bank Securities
     Financial Disclosure
     Financial Relations
     Financial Reports
     Branch Sales and Purchases
     Stock Benefit Plan Analysis and Advisory
     Stockholder & Investor Relations Presentations & Programs
     Fairness Opinions
     Scanning of Potential Acquisition Candidates
      Based on Published Statement Information
       (This screening does not extend to any in-depth merger and acquisition analyses or studies which are available under Ryan Beck's normal fee schedule, and does not include retention of Ryan Beck by the Company for any specific merger/acquisition situation.)

If the Company elects to utilize the STARS program Ryan Beck will waive the regular retainer fee and hourly charges for this program for the first year. The Company also will reimburse Ryan Beck's reasonable out-of-pocket expenses incurred in conjunction with the performance of these services. Such out-of-pocket expenses shall include travel, legal and other miscellaneous expenses. Ryan Beck will not incur any single expense in excess of $2,000 pursuant to this paragraph without the prior approval of the Company.

11.  INDEMNIFICATION

The Definitive Agreement will provide for indemnification of the type usually found in underwriting agreements as to certain liabilities, including liabilities under the Securities Act of 1933. The Company also agrees to defend, indemnify and hold harmless Ryan Beck and its officers, directors, employees and agents against all claims, losses, actions, judgments, damages or expenses, including but not limited to reasonable attorneys' fees, arising solely out of the engagement described herein, except that such indemnification shall not apply to Ryan Beck's own bad faith, willful misconduct or negligence.

12.  CONFIDENTIALITY

To the extent consistent with legal requirements and except as otherwise set forth in the Prospectus, all information given to Ryan Beck by the Company, unless publicly available or otherwise available to Ryan Beck without restriction to breach of any confidentiality agreement ("Confidential Information"), will be held by Ryan Beck in confidence and will not be disclosed to anyone other than Ryan Beck's agents without the Company's prior approval or used for any purpose other than those referred to in this engagement letter. Upon any termination of its engagement, Ryan Beck shall promptly deliver to the Company all materials specifically produced for it and will return to the Company all Confidential

Information provided to Ryan Beck during the course of its engagement hereunder. To the extent Ryan Beck is legally required to make disclosures of any of the Confidential Information, Ryan Beck will give notice to the Company prior to such disclosure.

13.  NASD MATTERS

Ryan Beck has an obligation to file certain documents and to make certain representations to the NASD in connection with the Offering. The Company agrees to cooperate with Ryan Beck and provide such information as may be necessary for Ryan Beck to comply with all NASD requirements applicable to it in connection with its participation as contemplated herein in the Offering. Ryan Beck is and will remain through completion of the Offering a member in a good standing of the NASD and will comply with all applicable NASD requirements.

14.  OBLIGATIONS

(a) Except as set forth below, this engagement letter is merely a statement of intent. While Ryan Beck and the Company agree in principle to the contents hereof and propose to proceed promptly and in good faith to work out the arrangements with respect to the Offering, any legal obligations between Ryan Beck and the Company shall be only: (i) those set forth herein in paragraphs 2, 3 and 4 regarding services and payments; (ii) those set forth in paragraph 6 regarding reimbursement for certain expenses; (iii) those set forth in paragraph 11 regarding indemnification; (iv) those set forth in paragraph 12 regarding confidentiality; and (v) as set forth in an executed Definitive Agreement.

(b) The obligation of Ryan Beck to enter into the Definitive Agreement shall be subject to there being, in Ryan Beck's opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors: (i) no material adverse change in the condition or operation of the Company since the date of this engagement letter; (ii) satisfactory disclosure of all relevant information in the disclosure documents and a determination that the sale of stock is reasonable given such disclosures; (iii) no market conditions which might render the sale of the shares by the Company hereby contemplated inadvisable; and (iv) agreement that the price established by the independent appraiser is reasonable in the then prevailing market conditions.

15.  INDEPENDENT CONTRACTOR; NO FIDUCIARY DUTY

The Company acknowledges and agrees that it is a sophisticated business enterprise and that Ryan Beck has been retained pursuant to this Agreement to act as financial advisor to the Company solely with respect to the matters set forth herein. In such capacity, Ryan Beck shall act as an independent contractor, and any duties of Ryan Beck arising out of its engagement pursuant to this Agreement shall be contractual in nature and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary duty on the other.

16.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts executed and to be wholly performed therein without giving effects to its conflict of laws principles or rules.

17.  WAIVER OF TRIAL BY JURY

EACH OF RYAN BECK AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Please acknowledge your agreement to the foregoing by signing in the place provided below and returning one copy of this letter to our office together with the retainer payment in the amount of $20,000. We look forward to working with you.

RYAN BECK & CO., INC.


BY:         /s/ Ben A. Plotkin
   -----------------------------------
   Ben A. Plotkin
   Chairman & Chief Executive Officer

Accepted and Agreed to This 22nd Day of April, 2003.


BANK MUTUAL CORPORATION

BY:     /s/ Michael T. Crowley, Jr.
   -----------------------------------
   Michael T. Crowley, Jr.
   Chairman & Chief Executive Officer

Accepted and Agreed to This 22nd Day of April, 2003.

BANK MUTUAL BANCORP, MHC


BY:     /s/ Michael T. Crowley, Jr.
   -----------------------------------
   Michael T. Crowley, Jr.
   President & Chief Executive Officer

Accepted and Agreed to This 22nd Day of April, 2003.

                                    EXHIBIT B

                           SELECTED DEALERS' AGREEMENT

                        Master Selected Dealer Agreement

                                                                   _______, 2003

Ryan Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey  07039

Gentlemen:

     (1) General. We understand that Ryan Beck & Co., Inc. ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

     (2) Conditions of Offering, Acceptance and Purchase. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(b)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Ryan Beck. You reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities.

     Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

     (3)  Representations, Warranties, and Agreements.

     (a) Prospectuses. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (Exchange Act) and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in an Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

     (b) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(e).

     (c) Stabilization and Overallotment. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(b) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

     (d) Open Market Transactions. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

     (e) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD, or, if not such a member, a foreign dealer not eligible for membership. If we are such a member we agree that in making sales of the Securities we will comply with all applicable Rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Rule 274 of the Conduct Rules. If we are such a foreign dealer, we agree not to offer or sell any Securities in the United States of America except through you and in making sales of Securities outside the United States of America we agree to comply as though we were a member with such Interpretation and Rule 2730, 2740 and 2750 of the Conduct Rules of the NASD and to comply with Rule 2420 of the Conduct Rules of the NASD as it applies to a nonmember broker or dealer in a foreign country.

     (f) Relationship among Underwriters and Selected Dealers. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any

Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand, or liability.

     (g) Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

     (h) Compliance with Law. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the NASD, and the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

     (4) Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (d) with regard to any offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

     (5) Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

     (6) Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

     By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

                                         Very truly yours,


                                         ---------------------------------------
                                         (Name of Firm)


                                         By:
                                            ------------------------------------

Confirmed, as of the date
first above written.

RYAN, BECK & CO., INC.


By:
   -------------------------------


                                         Execution Date:
                                                        ------------------------

                                 RYAN BECK & CO.

                              ADDITIONAL TERMS FOR
                        MASTER SELECTED DEALER AGREEMENT

If we communicate to you that an offering is being made on a best efforts basis then these terms apply and other inconsistent terms do not apply.

1. The offering will be a best efforts offering. The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the agency or engagement agreement. The offering is designed to comply with applicable SEC rules, including Rule 15c2-4, Rule 10b-9, and Rule 15c6-1. See NASD Notice to Members 98-4; 87-61 and 84-7.

2. The Selected Dealer represents and agrees that it shall take necessary steps to comply with SEC Rules 15c2-4, 10b-9 and 15c6-1, including, but not limited to, depositing funds in a complying escrow account.

Agreed to on __________, 2003
             Date

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Name of Firm


By:
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